UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 16, 2005, the Company reaffirmed its earnings per share guidance for the 2005 fiscal year, excluding certain charges. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 16, 2005, the Audit Committee of the Board of Directors concluded, after consultation with management of the Company and a review of the pertinent facts, that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 should not be relied upon because of errors in those financial statements related to the accounting for income taxes on discontinued operations. In addition, the Audit Committee concluded that the fiscal 2004 financial information contained in the Company’s quarterly reports on Form 10-Q for the periods ended December 31, 2004, March 31, 2005 and June 30, 2005, as previously filed, should also not be relied upon. The Company has determined that it is necessary to restate its financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and its three quarterly reports for fiscal 2005 on Form 10-Q. The Company expects to file a report on Form 10-K/A for the fiscal year ended September 30, 2004 on or around December 1, 2005 with fiscal year 2005 Form 10-Q/A filings to follow.

With respect to the Company’s accounting for income taxes related to discontinued operations, including the dispositions of Hill-Rom’s piped-medical gas and infant care businesses and the pre-need insurance business of Forethought Financial Services, Inc. ("Forethought"), the Company made certain errors with respect to the recognition of income tax benefits associated with the losses recognized on these discontinued operations. The errors, and the need for restatement, pertain to the following issues:

• Errors related to the improper consideration of book and tax differences associated with the Company’s dispositions of its piped-medical gas and infant care businesses. The preliminary estimate of the impact of these errors resulted in an understatement of the recorded income tax benefit for discontinued operations in the first and third quarters of fiscal 2004 in the combined amount of approximately $2.1 million.

• Errors related to the determination of the tax loss on the disposition of Forethought related to the improper consideration of book and tax differences associated with the seller financing provided in the transaction, corrections to the recorded deferred tax balances and consideration of the effects of certain K-1 partnership returns on investments held by Forethought. The preliminary estimate of the cumulative effect of these errors was an understatement of the income tax benefit recognized in the second quarter of fiscal 2004 by approximately $13.2 million.

The Company believes that the restatement relates to income from discontinued operations. The restatements of the fiscal 2005 Forms 10-Q will relate only to the 2004 amounts included in such filings. No fiscal 2005 amounts will be restated. The overall estimated impact of the necessary corrections will be to decrease the loss from discontinued operations and increase net income by $15.3 million, or $0.24 per diluted share, for the 2004 fiscal year. These effects are subject to the completion of audit procedures by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

In addition to the financial statement impacts of this restatement, management acknowledges the implications of these errors on the effectiveness of the Company’s internal control over financial reporting for income taxes as of September 30, 2004. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of September 30, 2004, the Company did not maintain effective controls over the accounting for income taxes and the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provision. Specifically, the Company did not adequately review the difference between the income tax basis and the financial reporting basis associated with tax losses on the disposition of discontinued operations. This control deficiency will result in the restatement of the Company’s 2004 annual and quarterly consolidated financial statements. Additionally, this control deficiency could result in a misstatement of income taxes payable, deferred income tax assets and liabilities and the related income tax provision that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness. The Company will report this material weakness in its Form 10-K/A for the year ended September 30, 2004.

In preparation for our initial year of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and management’s formal assessment and report on its internal control structure as of September 30, 2005, numerous enhancements have been made to our controls over the accounting for income taxes, including the addition of key personnel and skill sets within the Company’s tax department. The Company has not completed its assessment of internal control over financial reporting as of September 30, 2005, but is confident that with these additions and the other process changes implemented throughout the year, we have significantly improved our controls over our accounting for income taxes for fiscal 2005.

The Audit Committee of the Board of Directors and Company management have discussed the decision to restate the Company’s fiscal 2004 financial statements, and the fiscal 2004 financial information contained in its three related quarterly reports for fiscal 2005, with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The Company has issued a press release announcing its intent to restate its financial statements for the fiscal year ended September 30, 2004, and the fiscal 2004 financial information contained in its three related quarterly reports for fiscal 2005, which is filed as Exhibit 99.1 to this Current Report on Form 10-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated November 16, 2005 announcing a delay in the Company’s fiscal fourth quarter and full year fiscal 2005 earnings release and its intent to restate its fiscal 2004 financial statements and the fiscal 2004 financial information contained in its three related quarterly reports for fiscal 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

November 22, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

November 22, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 16, 2005 announcing a delay in the Company's fiscal fourth quarter and full year fiscal 2005 earnings release and its intent to restate its fiscal 2004 financial statements and the fiscal 2004 financial information contained in its three related quarterly reports for fiscal 2005.